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EXHIBIT 12

               AMPAL-AMERICAN ISRAEL CORPORATION AND SUBSIDIARIES

                SCHEDULE SETTING FORTH THE COMPUTATION OF RATIOS
                    OF CONSOLIDATED EARNINGS TO FIXED CHARGES
                      (Amounts in thousands, except ratios)

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                                                                                      YEAR ENDED DECEMBER 31,
                                                           -------------------------------------------------------------------------
                                                             1998            1997            1996             1995            1994
                                                           --------        --------        --------         --------        --------
Earnings:

Income (loss) from continuing
 operations (including dividends
 from less-than-50%-owned
 affiliates) before income taxes,
 equity in earnings of affiliates
 and others, and minority interests ...............        $ 16,526        $ 10,290        $(10,539)        $  9,524        $  9,659

Fixed charges .....................................          12,410           9,396          14,286           13,169          17,149
                                                           --------        --------        --------         --------        --------

  Earnings ........................................        $ 28,936        $ 19,686        $  3,747         $ 22,693        $ 26,808
                                                           ========        ========        ========         ========        ========

Fixed Charges:

 Interest .........................................        $ 12,317        $  9,263        $ 14,081         $ 12,921        $ 16,234

 Amortization of debenture expenses ...............              93             133             205              248             915
                                                           --------        --------        --------         --------        --------

 Fixed charges ....................................        $ 12,410        $  9,396        $ 14,286         $ 13,169        $ 17,149
                                                           ========        ========        ========         ========        ========


Ratio of earnings to fixed charges ................          2.33:1          2.10:1           .26:1           1.72:1          1.56:1
                                                           ========        ========        ========         ========        ========
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